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                    SCIENTIFIC-ATLANTA, INC. AND SUBSIDIARIES         EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     Quarter Ended October 1, 1999
     -----------------------------

                                                Net                Per Share
                                              Earnings    Shares     Amount
                                              --------    ------     ------

Basic earnings per common share:

 Net earnings                                 $ 25,254    77,865    $  0.32

Diluted earnings per common share:

 Net earnings                                 $ 25,254    80,676       0.31
                                              --------    ------    -------
Effect of dilutive stock options              $     --     2,811    $ (0.01)
                                              ========    ======    =======

     Quarter Ended September 25, 1998
     --------------------------------

                                                Net                Per Share
                                              Earnings    Shares     Amount
                                              --------    ------     ------
Basic earnings per common share:

 Net earnings                                 $ 14,994    79,216    $  0.19

Diluted earnings per common share:

 Net earnings                                 $ 14,994    80,649       0.19
                                              --------    ------    -------
Effect of dilutive stock options              $     --     1,433    $    --
                                              ========    ======    =======

The following information pertains to options to purchase shares of common stock which were not included in the computation of Diluted Earnings per Common Share because the option's exercise price was greater than the average market price of the common shares:

                                       October 1, 1999    September 25, 1998
                                       ---------------    ------------------
Number of options outstanding                1,808               2,396

Weighted average exercise price           $ 46.648            $ 23.573


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